(Multicurrency—Cross Border)
ISDA®
International Swap and Derivatives Association, Inc.

MASTER AGREEMENT

dated as of April 27, 2007

THE ROYAL BANK OF SCOTLAND PLC	and
WELLS FARGO BANK, N.A., solely in its capacity as Yield Maintenance Administrator on behalf of the Yield Maintenance Trust with respect to HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-3

("Party A")		("Party B")

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:—

(i) in the same currency; and

(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

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(ii) Liability. If:—

(1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and

(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a) Basic Representations.

(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii) No Violation or Conflict. Such execution, delivery and performance do not violate or  conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

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(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii) any other documents specified in the Schedule or any Confirmation; and

(iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi) Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

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described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

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Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii) Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)  Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v) Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6. Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

(i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

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continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) Effect of Designation.

(i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

(i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—

(1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

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Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—

(A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9. Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

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to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;

(ii) if sent by telex, on the date the recipient's answerback is received;

(iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of  the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to
it.

13. Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or reenactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

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reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

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been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party's head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined;
and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

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“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in  this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a) (iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

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value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

THE ROYAL BANK OF SCOTLAND PLC By: Greenwich Capital Markets, Inc., its agent
WELLS FARGO BANK, N.A., solely in its capacity as Yield Maintenance Administrator on behalf of the Yield Maintenance Trust with respect to HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-3

By: /s/ David E. Wagner Name: David E. Wagner Title: Managing Director Date: April 27, 2007	By: /s/ Graham M. Oglesby Name: Graham M. Oglesby Title: Vice President Date: April 27, 2007

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SCHEDULE
TO THE
MASTER AGREEMENT
DATED AS OF

April 27, 2007

between

THE ROYAL BANK OF SCOTLAND PLC
Established as a bank under the laws of Scotland
(“Party A”)

and

WELLS FARGO BANK, N.A., solely in its capacity as administrator (the “Yield Maintenance Administrator”) on behalf of the Yield Maintenance Trust (the “Yield Maintenance Trust”) with respect to HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-3, a New York common law trust (the “Trust”)
(“Party B”)

Part 1 Termination Provisions.

(a)	“Specified Entity” means (i) in relation to Party A for all purposes of the Agreement: None;

and (ii) in relation to Party B for all purposes of the Agreement: None.

(b)	The “Breach of Agreement” provisions of Section 5(a)(ii) of the Agreement will be inapplicable to Party B.

(c)
The “Credit Support Default” provisions of Section 5(a)(iii) of the Agreement will apply to Party A and only Section 5(a)(iii)(1) will be applicable to Party B solely with respect to return of excess collateral to Party A under Paragraph 3(b) of the Credit Support Annex to this Agreement. Notwithstanding Sections 5(a)(i) and 5(a)(iii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex to this Agreement shall not be an Event of Default unless (A) a Second Rating Trigger Event with respect to Moody’s has occurred and at least 30 Local Business Days have elapsed since the Second Rating Trigger Event has occurred and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(d)	The “Misrepresentation” provisions of Section 5(a)(iv) of the Agreement will be inapplicable to Party B.

(e)	The “Default Under Specified Transaction” provisions of Section 5(a)(v) of the Agreement will be inapplicable to Party A and Party B.

(f)	The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Party A with a Threshold Amount of 3% of the shareholder’s equity of Party A.

The “Cross Default” provisions of Section 5(a)(vi) of the Agreement will be inapplicable to Party B.

(g)	The “Bankruptcy” provision of Section 5(a)(vii) of the Agreement will be applicable to Party A and to Party B, subject to the following modifications with respect to Party B:

(i)	Section 5(a)(vii)(2), (7) and (9) shall not apply;

(ii)	Section 5(a)(vii)(4) shall not apply to the extent that it refers to proceedings or petitions instituted or presented by Party A or its affiliates;

(iii)	The phrase “seeks or” in Section 5(a)(vii)(6) shall be deemed deleted; and

(iv)
Section 5(a)(vii)(8) shall apply only to the extent that a relevant event has an effect that is analogous to an effect described in Section 5(a)(vii)(1) through (7) (as amended in this Part 1(g)) that applies to Party B.

(h)	The “Tax Event upon Merger” provisions of Section 5(b)(iii) shall not apply to the extent that Party A is both the Burdened Party and the Affected Party.

(i)	The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will be inapplicable to Party A and Party B.

(j)	The “Automatic Early Termination” provision of Section 6(a) of the Agreement will be inapplicable to Party A and Party B.

(k)	Payments on Early Termination.

(i)	For the purpose of Section 6(e) of the Agreement:

(A)	Market Quotation will apply; and

(B)	The Second Method will apply.

(ii)
Notwithstanding Section 6 of this Agreement, so long as Party A is (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or (B) the Defaulting Party in respect of any Event of Default, paragraphs (A) to (G) below shall apply:

(A)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

““Market Quotation” means, with respect to one or more Terminated Transactions, an offer which, when made, is capable of becoming legally binding upon acceptance (any such offer, a “Firm Offer”) which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(B)	The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

““Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(1) If a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is selected by Party A and accepted by Party B so as to become legally binding on or before the day falling ten Local Business Days after the day on which the Early Termination Date is designated (or such later day as Party B may specify in writing to Party A, which in any event will not be later than the Early Termination Date) (such day, the “Latest Settlement Amount Determination Day”), the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(2) If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); or

(3) If no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been selected by Party A and accepted by Party B so as to become legally binding on or before the Latest Settlement Amount Determination Day, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(C)
For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with commercial terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).

(D)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value).

(E)
Party B undertakes to use its reasonable efforts to obtain at least one Market Quotation before the Latest Settlement Amount Determination Day. Party B will be deemed to have discharged its obligations under the preceding sentence if it requests Party A to obtain Market Quotations, where such request is made in writing within two Local Business Days after the day on which the Early Termination Date is designated. If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(F)
Any amount calculated as being due in respect of an Early Termination Date will be payable in accordance with Section 6(d)(ii), provided that if such payment is owed to Party B, it will be payable on the day that notice of the amount payable is given to Party A.

(G)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).

(l)	“Termination Currency” means United States Dollars.

(m)	Additional Termination Events. Each of the following shall be an Additional Termination Event:

(i)
First Rating Trigger Event. A First Rating Trigger Event (as defined in Part 5(i)) has occurred, and Party A has not, within the period of time prescribed, complied with Part 5(i)(ii) below. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

(ii)
S&P Second Rating Trigger Event. A Second Rating Trigger Event (as defined in Part 5(i)) with respect to S&P has occurred, and Party A has not, within 10 Business Days after such event, complied with the requirements of Part 5(i)(iii) below. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

(iii)
Moody’s Second Rating Trigger Event. (A) A Second Rating Trigger Event with respect to Moody’s has occurred, and 30 or more Local Business Days have elapsed and (B) (i) at least one Eligible Replacement (as defined in Part 5(g)) has made a Firm Offer to be the transferee of a transfer to be made in accordance with Part 5(g)(iii) below and/or (ii) at least one entity with the Acceptable Ratings (as defined in Part 5(g)) has made a Firm Offer to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

(iv)	[Reserved].

(v)
Modification of Pooling and Servicing Agreement. The Pooling and Servicing Agreement is modified without the prior written consent of Party A, where such consent is required under the terms of the Pooling and Servicing Agreement, where such modification has a material adverse effect on Party A’s rights under this Agreement or the Pooling and Servicing Agreement. For purposes of this Additional Termination Event, Party B shall be the sole Affected Party.

(vi)
Exercise of Purchase Option. The Yield Maintenance Administrator notifies the Holders of the Certificates of the Terminator’s intent to exercise its option to purchase the Mortgage Loans pursuant to the Pooling and Servicing Agreement, provided that the Early Termination Date may not be earlier than the date on which the Certificates will be retired pursuant to the Pooling and Servicing Agreement. For purposes of this Additional Termination Event, Party B shall be the sole Affected Party.

(vii)
Regulation AB. (A) The Depositor still has a reporting obligation with respect to this Transaction pursuant to Regulation AB and (B) Party A has not, within 30 days after receipt of a Hedge Disclosure Request complied with the provisions set forth in Part 5(k)(iv) below (provided that if the significance percentage reaches 10% or 20%, as applicable, after a Hedge Disclosure Request has been made to Party A, Party A must comply with the provisions set forth in Part 5(k)(iv) below within 10 days of Party A being informed of the significance percentage reaching 10% or 20%, as applicable) or has not, thereafter, complied with the provisions set forth in Part 5(k)(v) below. For purposes of this Additional Termination Event, Party A shall be the sole Affected Party.

Part 2 Tax Representations.

(a)	Payer Representations For the purpose of Section 3(e) of the Agreement, Party A will make the following representation and Party B will not make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of the Agreement:

(i)	Party A represents that:

(A)	Party A is a tax resident of the United Kingdom;

(B)
Party A is a "foreign person" within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless Party A provides written notice to Party B that it is no longer a foreign person;

(C)
in respect of each Transaction Party A enters into through an office or discretionary agent in the United States or which otherwise is allocated (in whole or part) for United States federal income tax purposes to such United States trade or business, each payment received or to be received by Party A under such Transaction (or portion thereof, if applicable) will be effectively connected with its conduct of a trade or business in the United States; and

(D)
in respect of all other Transactions or portions thereof, no such payment received or to be received by Party A in connection with this Agreement is attributable to a trade or business carried on by it through a permanent establishment in the United States.

(ii)	Party B represents that:

(A)	it is the Yield Maintenance Administrator for the Trust; and

(B)	it is a national banking association and not a foreign corporation for United States tax purposes; and

(c)
Definition of “Indemnifiable Tax”. Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of the Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(d)	No gross-up by Party B. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y.

Part 3 Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Party A and Party B agree to deliver the following documents, as applicable:

(a)	Taxforms, documents or certificates to be delivered are:

Party Required to Deliver Document	Form/Document/Certificate	Date by Which to be Delivered

Party A
Any form or document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.
Upon reasonable request.

Party B
Any form or document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.
(i) Concurrently with the execution and delivery of this Confirmation, and (ii) anytime when the document last delivered is incorrect or out-of-date.

(b)	Other documents to be delivered and covered by the Section 3(d) representation are:

Party required to deliver	Form/Document/or Certificate	Date by which to be delivered	Covered by Section 3(d) representation

Party A and Party B
Incumbency Certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute the Confirmation which sets forth the specimen signatures of each signatory to the Confirmation signing on its behalf.
		Concurrently with the execution and delivery of this Agreement unless previously delivered and still in full force and effect.	Yes

Party B	The Pooling and Servicing Agreement.	Concurrently with the execution and delivery of this Agreement.	No

Party A and Party B	Legal opinion(s) with respect to such party relating to the enforceability of the party’s obligations under this Agreement.	Concurrently with the execution and delivery of this Agreement.	No

Part 4 Miscellaneous.

(a)	Addresses for Notices. For the purposes of Section 12(a) of the Agreement:

(i) Notices or communications shall, with respect to a particular Transaction, be sent to the address, telex number or facsimile number reflected in the Confirmation of that Transaction. In addition (or in the event the Confirmation for a Transaction does not provide relevant Addresses/information for notice), with respect to notices provided pursuant to Section 5 and 6 of this Agreement, notice shall be provided to:

Address for notices or communications to Party A:-

c/o RBS Financial Markets, Level 4,

135 Bishopsgate, London, EC2M 3UR
Attention:         Swaps Administration
Phone No.:        020 7085 5000
Facsimile No.:   020 7085 5050

With a copy to:

Greenwich Capital Markets, Inc.
600 Steamboat Road
                           Greenwich, CT 06830
Attention:         Legal Department - Derivatives Documentation
Phone No.:        203-618-2531/32
Facsimile No.:   203-618-2533/34

Notices provided pursuant to Section 5 and 6 of this Agreement shall be provided to:

Address:           c/o RBS Financial Markets
                           Level 7, 135 Bishopsgate
                           London EC2M 3UR
Attention:         Head of Legal, Financial Markets
Telephone:       44 207 085 5000
Facsimile:          44 207 085 8411

With a copy to:

Greenwich Capital Markets, Inc.
600 Steamboat Road
                           Greenwich, CT 06830
Attention:        Legal Department - Derivatives Documentation
Phone No.:      203-618-2531/32
Facsimile No.: 203-618-2533/34

Address for notices or communications to Party B:-

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Manager - HVMLT 2007-3
Phone: 410-884-2000
Fax: 410-715-2380

(b)	Notice by Facsimile Transmission.

Section 12(a) of the Agreement is amended by adding in the third line thereof after the phrase “messaging system” and before the “)” the words “; provided, however, any such notice or other communication may be given by facsimile transmission (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine)”.

Section 12(a)(ii) of the Agreement is deleted in its entirety.

(c)	Process Agent. For the purpose of Section 13(c) of the Agreement:

Party A appoints as its Process Agent: none

Party B appoints as its Process Agent: none

(d)	Offices. With respect to Party A, the provisions of Section 10(a) of the Agreement will apply.

(e)	Multibranch Party. For the purpose of Section 10(c) of the Agreement:

Party A is a Multibranch Party and may act through its London and New York Offices only.

Party B is not a Multibranch Party.

(f)	Calculation Agent. The Calculation Agent is Party A.

(g)
Credit Support Document.  Details of any Credit Support Document for Party A and Party B: With respect to Party A, the ISDA Credit Support Annex (New York law), dated as of the date hereof, between Party A and Party B, and such other collateralization agreement or credit arrangement provided for under the terms of any Confirmation and Transaction evidenced thereby, together with any document or agreement that by its terms secures or otherwise supports the parties’ obligations under a Transaction heretofore or hereafter entered into between the parties. With respect to Party B, such credit support document is solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(h)	Credit Support Provider.

Credit Support Provider means in relation to Party A: Initially, none, provided however that a party providing an Eligible Guarantee, if any, shall be the Credit Support Provider in relation to Party A.

Credit Support Provider means in relation to Party B: none.

(i)
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to conflicts of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402).

(j)	Netting of Payments. Subparagraph (ii) of Section 2(c) of the Agreement will apply to the Transaction evidenced by the Confirmation.

(k)	Affiliates. Party B shall be deemed to not have any Affiliates for purposes of this Transaction.

Part 5  Other Provisions.

(a)	Additional Representation. Section 3(a) of the Agreement shall be amended to include the following additional representations after paragraph 3(a)(v):

(vi) Principal. It is acting as principal and not as agent when entering into the Transaction.

(vii) Non-Reliance. With respect to Party A, it is acting for its own account and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. With respect to Party B, it is acting as Yield Maintenance Administrator for the Trust, which is acting for its own account and has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. Neither Party is relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction; it being understood that information and explanations related to the terms and conditions of the Transaction shall not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Transaction.

(viii) Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement and that Transaction. It is also capable of assuming, and assumes, the financial and other risks of the Agreement and that Transaction.

(ix) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction.

(x)  Eligible Contract Participant, etc. It is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act (7 U.S.C. 1a), as amended by the Commodity Futures Modernization Act of 2000 and the Transaction evidenced hereby has been the subject of individual negotiations and is intended to be exempt from, or otherwise not subject to regulation thereunder.

(b)
Waiver of Right to Trial by Jury. Each party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any Transaction hereunder.

(c)	Absence of Litigation. In Section 3(c) of the Agreement the words “or any of its Affiliates” shall be deleted.

(d)
Fully-paid Party Protected. Notwithstanding the terms of Sections 5 and 6 of the Agreement, if Party B has satisfied its payment and delivery obligations under Section 2(a)(i) of the Agreement, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment or delivery, (a) the occurrence of an event described in Section 5(a) (other than the failure by Party B under Section 5(a)(iii) to return excess collateral to Party A under Paragraph 3(b) of the Credit Support Annex) of the Agreement with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of the Agreement only as a result of (1) a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) of the Agreement with respect to Party A as the Affected Party, (2) a Termination Event set forth in Section 5(b)(iii) of the Agreement with respect to Party A as the Burdened Party or (3) an Event of Default set forth in Section 5(a)(iii) with respect to Party B as the Defaulting Party where Party B failed to return excess collateral to Party A under Paragraph 3(b) of the Credit Support Annex . For purposes of the Transaction to which this Confirmation relates, Party B’s only obligations are to pay the Fixed Amount on the Fixed Rate Payer Payment Date under Section 2(a)(i) of the Agreement and to return excess collateral to Party A under Paragraph 3(b) of the Credit Support Annex .

(e)	Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A., solely in its capacity as the Yield Maintenance Administrator of the Trust, in the exercise of the powers and authority conferred upon and vested in it under the Pooling and Servicing Agreement dated as of March 1, 2007, by and among Greenwich Capital Acceptance, Inc. (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller, Wells Fargo Bank, N.A., as master servicer and securities administrator and Deutsche Bank National Trust Company, as trustee, (the “Pooling and Servicing Agreement”) and pursuant to instructions set forth therein, and that the Yield Maintenance Administrator shall perform its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling and Servicing Agreement, (b) each of the representations, undertakings and agreements herein is made and intended not as a personal representation, undertaking or agreement of the Yield Maintenance Administrator but is made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall the Yield Maintenance Administrator be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust herein; provided that nothing in this paragraph shall relieve the Yield Maintenance Administrator from performing its duties and obligations hereunder in accordance with the standard of care set forth in the Pooling and Servicing Agreement.

(f)
Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates, provided that nothing herein shall preclude, or be deemed to estop Party A from taking any action in any case or proceeding voluntarily filed or commenced by or on behalf of Party B or in any involuntary case or proceeding after it has been commenced. This provision will survive the termination of this Agreement.

(g)
Recording of Conversations. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it.

(h)
No Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set-off, net recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

(i)	Rating Agency Downgrade.

(i)	For purposes of this Part 5(i), the following definitions apply:

An entity has “Acceptable Ratings” if (x) its short-term unsecured and unsubordinated debt is rated at least “A-1” by S&P (or, if Party A does not have a short-term unsecured and unsubordinated debt rating from S&P, its long-term unsecured and unsubordinated debt is rated at least “A+” by S&P), and (y) Party A’s long-term unsecured and unsubordinated debt is rated at least “A3” and Party A’s short-term unsecured and unsubordinated debt is rated at least “Prime-2” (or if Party A does not have a short-term unsecured and unsubordinated debt rating from Moody’s, its long-term unsecured and unsubordinated debt is rated at least “A3”).

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor with Acceptable Ratings as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means an entity (A) with the Acceptable Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee.

A “First Rating Trigger Event” shall occur with respect to Party A (or any applicable Credit Support Provider), if (x) its short-term unsecured and unsubordinated debt is rated below “A-1” by S&P (or, if Party A does not have a short-term unsecured and unsubordinated debt rating from S&P, its long-term unsecured and unsubordinated debt is rated below “A+” by S&P), or (y)(a) its long-term unsecured and unsubordinated debt ceases to be rated at least “A2” by Moody’s or its short-term unsecured and unsubordinated debt cease to be rated at least “Prime-1” by Moody’s, or (b) if Party A does not have a short-term unsecured and unsubordinated debt rating from Moody’s, its long-term unsecured and unsubordinated debt ceases to be rated at least “A1” by Moody’s.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder, that the party acting or failing to act must consult with each of the Rating Agencies then providing a rating of the Certificates and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

A “Second Rating Trigger Event” shall occur with respect to Party A (or any applicable credit support provider), if (A) Party A’s long-term unsecured and unsubordinated debt ceases to be rated at least “BBB-” by S&P or Party A’s short-term unsecured and unsubordinated debt ceases to be rated at least “A-3” or is withdrawn by S&P or (B) Party A’s long-term unsecured and unsubordinated debt ceases to be rated at least “A3” or Party A’s short-term unsecured and unsubordinated debt ceases to be rated at least “Prime-2” (or if Party A does not have a short-term unsecured and unsubordinated debt rating from Moody’s, its long-term unsecured and unsubordinated debt ceases to be rated at least “A3”).

(ii)
If a First Rating Trigger Event occurs with respect to Party A (or any applicable Credit Support Provider), then (unless, within 30 days of such First Rating Trigger Event, each of Standard and Poor’s, a Division of McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) (each a “Rating Agency”) has reconfirmed its rating of the Certificates which was in effect immediately prior to such First Rating Trigger Event) Party A shall, within (30) days of such First Rating Trigger Event, at its own expense, (A) obtain an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement, subject to the Rating Agency Condition with respect to S&P only, (B) transfer all or substantially all of its rights and obligations with respect to this Agreement to an Eligible Replacement (provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement), subject to the Rating Agency Condition with respect to S&P only or (C) post collateral in accordance with the Credit Support Annex to this Agreement.

(iii)
If a Second Rating Trigger Event occurs with respect to Party A (or any applicable Credit Support Provider), then, within 10 Business Days of such Second Rating Trigger Event with respect to S&P, Party A will at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, either (A) obtain an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement, subject to the Rating Agency Condition with respect to S&P only, or (B) transfer all or substantially all of its rights and obligations with respect to this Agreement to an Eligible Replacement (provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement), subject to the Rating Agency Condition with respect to S&P only.

(j) Transfers.

(i) Section 7 is hereby amended to read in its entirety as follows:

“Subject to Section 6(b)(ii), Part 5(i) and Part 5(k), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition with respect to S&P.”

(ii) If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

“Permitted Transfer” means a transfer by novation by Party A to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps and caps organized under the laws of the United States of America or a jurisdiction located in the United States of America (or another jurisdiction reasonably acceptable to Party B), (b) as of the date of such transfer neither Party B nor the Transferee would be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4), (c) an Event of Default or Termination Event would not occur as a result of such transfer, (d) Party B has consented in writing to the transfer, such consent not to be unreasonably withheld, (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty, notice information and account details; and (i) such transfer otherwise complies with the terms of the Pooling and Servicing Agreement.

(k)	Compliance with Regulation AB

(i) Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB (“Regulation AB”) under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Depositor is required under Regulation AB, to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii) Subject to the provisions of clause (iii) below, and so long as there are reporting obligations with respect to this Transaction under Regulation AB, if the Depositor determines, reasonably and in good faith, that the aggregate significance percentage of this Agreement has increased to nine (9) percent, then the Depositor may request from Party A (such request, a “Hedge Disclosure Request”) on a Business Day after the date of such determination the same information set forth in Item 1115(b) of Regulation AB (such requested information, subject to the last sentence of this paragraph, the “Hedge Financial Disclosure”) that would have been required if the significance percentage had in fact increased to ten (10) percent. The Depositor or any of its agents shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor’s determination that led to the Hedge Disclosure Request. The parties hereto further agree that the Hedge Financial Disclosure provided to meet the Hedge Disclosure Request may be, solely at Party A’s option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

(iii) So long as there are reporting obligations with respect to this Transaction under Regulation AB, if the Depositor determines, reasonably and in good faith, that the aggregate significance percentage of this Agreement has increased to nineteen (19) percent, then the Depositor may make a Hedge Disclosure Request to Party A on a Business Day after the date of such determination for Hedge Financial Disclosure that would have been required if the significance percentage had in fact increased to twenty (20) percent (and, accordingly, consists of the information set forth in Item 1115(b)(2) of Regulation AB). The Depositor or any of its agents shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor’s determination that led to the Hedge Disclosure Request.

(iv) Upon the occurrence of a Hedge Disclosure Request, Party A, at its own expense, shall (a) provide the Depositor with the Hedge Financial Disclosure, (b) subject to Rating Agency Condition, secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Hedge Financial Disclosure or (c) obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that is able to provide the Hedge Financial Disclosure, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to Party A, and cause such affiliate to provide Hedge Financial Disclosure. For purposes of clause (b) above, the parties agree that National Westminster Bank Plc (“NatWest”) shall be an acceptable replacement for Party A, so long as NatWest satisfies the conditions specified in such clause (b). If permitted by Regulation AB, any required Hedge Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the 1934 Act.

(v) Party A agrees that, if it responds to a Hedge Disclosure Request by providing Hedge Financial Disclosure, then, for so long as the Depositor has reporting obligations under the 1934 Act with respect to this Transaction, it will provide any updates to Hedge Financial Disclosure within 5 Business Days following the availability thereof. If permitted by Regulation AB, any such update may be provided by incorporation by reference from reports filed pursuant to the 1934 Act.

(l)
Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment, modification, or waiver of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and S&P confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of the Certificates.

(m)
Severability. If any term, provision, covenant, or condition of the Agreement, or the application thereof to any other party or circumstance, shall be held invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if the Agreement has been executed with the invalid or unenforceable provision portion eliminated, so long as the Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of the Agreement and the deletion of such portion of the Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or conditions with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(n)	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(o)
USA PATRIOT Act Notice. Party A hereby notifies Party B that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Party B, which information includes the name and address of Party B and other information that will allow Party A to identify Party B in accordance with the Act.

(p)
Agency Role of Greenwich Capital Markets, Inc. In connection with this Agreement, Greenwich Capital Markets, Inc. has acted as agent on behalf of Party A. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Agreement.

(q)
Non-Recourse. Party A acknowledges and agrees that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Assets and the proceeds thereof, in accordance with the terms of the Pooling and Servicing Agreement. In the event that the Assets and the proceeds thereof applied in accordance with the priority of payments specified in the Pooling and Servicing Agreement, should be insufficient to satisfy all claims outstanding and following the realization of the Assets and the proceeds thereof, any claims against or obligations of Party B under this Agreement still outstanding shall be extinguished and thereafter not revive. This provision shall survive the termination of this Agreement.

(r)	Third Party Beneficiary. The Depositor shall be an express third party beneficiary of this Agreement with respect to Party A’s undertakings under Part 5(k) only.

(s)	Defined Terms. Terms capitalized but not defined herein or in the Definitions incorporated herein shall have the respective meanings attributed to them in the Pooling and Servicing Agreement.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, Party A and Party B have caused this Schedule to be duly executed as its act and deed as of the date first written above.

THE ROYAL BANK OF SCOTLAND PLC By: Greenwich Capital Markets, Inc., As Its Agent
WELLS FARGO BANK, N.A., solely in its capacity as Yield Maintenance Administrator on behalf of the Yield Maintenance Trust with respect to HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-3

By /s/ David E. Wagner Name: David E. Wagner Title: Managing Director	By /s/ Graham M. Oglesby Name: Graham M. Oglesby Title: Vice President

EXECUTION

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the Master Agreement

dated as of April 27, 2007

between

The Royal Bank of Scotland plc	and
Wells Fargo Bank, National Association, solely as yield maintenance administrator on behalf of the Yield Maintenance Trust with respect to HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2007-3

(“Party A”)		(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3. Credit Support Obligations

(a) Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i) the Credit Support Amount

exceeds

(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii) the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a) Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

Substitutions.

(i) Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii) subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided, however, that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral

(a) Care of Posted Collateral. Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b) Eligibility to Hold Posted Collateral; Custodians.

(i) General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii) Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d) Distributions and Interest Amount.

(i) Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii) Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a) Secured Party’s Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b) Pledgor’s Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2,

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a) General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c) Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a) Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d) Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12.  Definitions

As used in this Annex:

“Cash” means the lawful currency of the United States of America. “Credit Support Amount” has the meaning specified in Paragraph 3. “Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13. “Delivery Amount” has the meaning specified in Paragraph 3(a). “Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided, however, that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day” unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i) Eligible Collateral or Posted Collateral that is:

(A) Cash, the Amount thereof, and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13. Elections and Variables

(a) Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: Not applicable.
With respect to Party B: Not applicable.

(b) Credit Support Obligations.

(i) Delivery Amount, Return Amount and Credit Support Amount.

(A)
“Delivery Amount” has the meaning specified in Paragraph 3(a), except that (I) the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “not later than the close of business on each Valuation Date” and (II) the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted and replaced by the following:

(A) “The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(B) (1)  the amount by which (a) the S&P Collateral Amount for such Valuation Date exceeds (b) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party,

(C) (2)  the amount by which (a) the Moody’s First Collateral Amount for such Valuation Date exceeds (b) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party, and

(D) (3)  the amount by which (a) the Moody’s Second Collateral Amount for such Valuation Date exceeds (b) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party.”

(B)
“Return Amount” has the meaning specified in Paragraph 3(b), except that the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted and replaced by the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)  the amount by which (a) the S&P Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Collateral Amount for such Valuation Date,

(2)  the amount by which (a) the Moody’s First Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s First Collateral Amount for such Valuation Date, and

(3)  the amount by which (a) the Moody’s Second Trigger Value as of such Valuation Date of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Second Collateral Amount for such Valuation Date.”

(C)
“Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the S&P Collateral Amount, the Moody’s First Collateral Amount, or the Moody’s Second Collateral Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

The “S&P Collateral Amount” means, for any Valuation Date, zero, provided that for so long as a First Rating Trigger Event with respect to S&P has occurred and is continuing for at least 30 days or a Second Rating Trigger Event with respect to S&P has occurred and is continuing, the S&P Collateral Amount shall equal the sum of (I) Party B’s Exposure and (II) the sum, for each transaction to which this Annex relates, of the product

S&P Volatility Buffer*Hedge Notional, where

“Hedge Notional” means the product of (i) the notional amount of the relevant Transaction for the relevant Calculation Period and (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one.

“S&P Volatility Buffer” means, for any Transaction, the related percentage set forth in the following table.

The higher of the S&P short-term credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	Remaining Weighted Average Maturity up to 3 years	Remaining Weighted Average Maturity up to 5 years	Remaining Weighted Average Maturity up to 10 years	Remaining Weighted Average Maturity up to 30 years
At least “A-2”	2.75%	3.25%	4.00%	4.75%
“A-3”	3.25%	4.00%	5.00%	6.25%
“BB+” or lower	3.50%	4.50%	6.75%	7.50%

The “Moody’s First Collateral Amount” means zero, provided that for so long as (A) a First Rating Trigger Event with respect to Moody’s has occurred and is continuing and either (i) such event existed at the time this Annex was executed or assigned by Party A to another party or (ii) at least 30 Local Business Days have elapsed since such event occurred and (B)(i) no Second Rating Trigger Event with respect to Moody’s has occurred and is continuing or (ii) less than 30 Local Business Days have elapsed since the occurrence of a Second Rating Trigger Event with respect to Moody’s, then the Moody’s First Collateral Amount shall equal the sum of (I) Party B’s Exposure and (ii) the sum, over all Transactions, of

Min [15*DV01, 2%*Hedge Notional]; and

The “Moody’s Second Collateral Amount” means zero, provided that, for so long as a Second Rating Trigger Event with respect to Moody’s has occurred and has been continuing for 30 or more Local Business Days, then the Moody’s Second Collateral Amount shall equal

Max [0, Next Payment, Party B’s Exposure + Additional Amount], where

Next Payment = the sum of the net payments due from Party A to Party B (if any) on the next payment date for all Transactions.

Additional Amount = the sum, over all Transactions of

(a)	with respect to each Transaction that is a single currency swap with a fixed notional amount for each Calculation Period, Min [50*DV01, 8%* Aggregate Hedge Notional], and

(b)	with respect to each Transaction that is not a single-currency swap with a fixed notional amount for each Calculation Period, Min [65*DV01, 10%* Aggregate Hedge Notional], where

DV01 = Party A’s estimate of the change in the mid-market value of Party B’s Exposure resulting from a one basis point change in the swap curve, and

Aggregate Hedge Notional = the aggregate of the product of (i) the applicable notional amounts of each Transaction for the relevant Calculation Period and (ii) the Scale Factor, if any, for each respective Transaction, or, if no Scale Factor is applicable for a particular Transaction, one.

(ii) Eligible Collateral. The following items will qualify as “Eligible Collateral” for the party specified (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):
Collateral Type	S&P Valuation Percentage	Moody’s Valuation Percentage at First Trigger Rating Event	Moody’s Valuation Percentage at Second Trigger Rating Event

(A) Cash, in the form of USD	100%	100%	100%

(B) Negotiable Debt Obligations (as defined below) issued by the Government of the United States of America having a remaining maturity of not more than one year.	98.9%	100%	100%

(C) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than one but not more than two years.	98.0%	100%	99%

(D) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than two but not more than three years.	97.4%	100%	98%

(E) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than three but not more than five years.	95.5%	100%	97%

(F) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than five but not more than seven years.	93.7%	100%	96%

(G) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than seven but not more than ten years.	92.5%	100%	94%

(H) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than ten but not more than twenty years.	91.1%	100%	90%

(I) Negotiable Debt Obligations issued by the Government of the United States of America having a remaining maturity of more than twenty years.	88.6%	100%	88%

As used above, the following terms have the indicated meanings:

“Negotiable Debt Obligation” means a debt obligation in a stated principal amount with a non-variable fixed maturity, which cannot be redeemed by its issuer before its maturity nor put to the issuer for redemption before its maturity. It must bear interest on its stated principal amount at a non-variable fixed rate until maturity.

(iii) Other Eligible Support. The following items will qualify as “Other Eligible Support” for the party specified: Not Applicable.

(iv) Thresholds.

(A)	“Independent Amount” means with respect to Party A: Not Applicable.

“Independent Amount” means with respect to Party B: Not Applicable.

(B)
“Threshold” means with respect to Party A, infinity, provided that for so long as (1) a First Rating Trigger Event with respect to Moody's has occurred and is continuing and either (i) such First Rating Trigger Event existed at the time this Annex was executed or (ii) at least 30 Local Business days have elapsed since such First Rating Trigger Event occurred, or (2) a First Rating Trigger Event with respect to S&P has occurred and is continuing for at least 30 days or a Second Rating Trigger Event with respect to S&P has occurred and is continuing, the Threshold with respect to Party A shall be zero.

“Threshold” means with respect to Party B, infinity.

(C)
“Minimum Transfer Amount” means with respect to Party A: USD 100,000, and with respect to Party B: USD 100,000, provided, that if the aggregate principal balance of the Certificates rated by S&P ceases to be more than USD 50,000,000, the “Minimum Transfer Amount” shall be USD 50,000 and provided further that if a Party is a Defaulting Party, or the Affected Party under an Additional Termination Event, the Minimum Transfer Amount for such party shall be zero.

(D)	Rounding. The Delivery Amount and the Return Amount will be rounded up and down, respectively, to the nearest integral multiple of $10,000.

(c)
(i) External Verification. Notwithstanding anything to the contrary in the definitions of Valuation Agent or Valuation Date, at any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall (A) calculate the Secured Party’s Exposure and the S&P Value (as defined below) of Posted Credit Support on each Valuation Date based on internal marks and (B) verify such calculations with external marks monthly by obtaining on the last Local Business Day of each calendar month two external marks for each Transaction to which this Annex relates and for all Posted Credit Support; such verification of the Secured Party’s Exposure shall be based on the higher of the two external marks. Each external mark in respect of a Transaction shall be obtained from an independent Reference Market-maker that would be eligible and willing to enter into such Transaction in the absence of the current derivative provider, provided that an external mark may not be obtained from the same Reference Market-maker more than four times in any 12-month period. The Valuation Agent shall obtain these external marks directly or through an independent third party, in either case at no cost to Party B. The Valuation Agent shall calculate on each Valuation Date (for purposes of this paragraph, the last Local Business Day in each calendar month referred to above shall be considered a Valuation Date) the Secured Party’s Exposure based on the greater of the Valuation Agent’s internal marks and the external marks received. If the S&P Value on any such Valuation Date of all Posted Credit Support then held by the Secured Party is less than the S&P Collateral Amount on such Valuation Date (in each case as determined pursuant to this paragraph), Party A shall, within three Local Business Days of such Valuation Date, Transfer to the Secured Party Eligible Credit Support having an S&P Value as of the date of Transfer at least equal to such deficiency.

(ii) Notice to S&P. At any time at which Party A (or, to the extent applicable, its Credit Support Provider) does not have a long-term unsubordinated and unsecured debt rating of at least “BBB+” from S&P, the Valuation Agent shall provide to S&P not later than the Notification Time on the Local Business Day following each Valuation Date its calculations of the Secured Party’s Exposure and the S&P Value of any Eligible Credit Support or Posted Credit Support for that Valuation Date. The Valuation Agent shall also provide to S&P any external marks received pursuant to the preceding paragraph.

(d) Valuation and Timing.

(i) “Valuation Agent” means Party A.

(ii) “Valuation Date” means: each Local Business Day.

(iii) “Valuation Time” means the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable; provided, however, that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) “Notification Time” means 9:00 a.m., New York time, on a Local Business Day.

(d)
Conditions Precedent and Secured Party's Rights and Remedies. For purposes of Paragraph 8(a), each Termination Event will be a "Specified Condition" for the Pledgor, if the Secured Party has designated an Early Termination Date in connection with the Termination Event. For all other purposes of this Annex, each Termination Event specified below with respect to a party will be a "Specified Condition" for that party (that party being the Affected Party if the Termination Event occurs with respect to that party):

Termination Event	Party A	Party B

Illegality	[N/A]	[N/A]
Tax Event	[N/A]	[N/A]
Tax Event Upon Merger	[N/A]	[N/A]
Credit Event Upon Merger	[N/A]	[N/A]
Additional Termination Event(s)	[X]	[X]

(e) Substitution.

(i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii) Consent. The Pledgor shall obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d). Such consent shall not be unreasonably withheld.

(f) Dispute Resolution.

(i) “Resolution Time” means 9:00 a.m., New York time, on the Local Business Day following the date on which the notice of the dispute is given by the Disputing Party to the other party.

(ii) Value. For the purposes of Paragraphs 5(i)(c) and 5(ii), the Value of the outstanding Credit Support Amount or of any transfer of Eligible Credit Support or Posted Credit Support other than Cash (the “Non-Cash Credit Support”) will be calculated as follows: the product of (A) appropriate Valuation Percentage and (B) the sum of (I) the mean of the bid prices quoted on such date by any three principal market makers for such Non-Cash Credit Support chosen by the Disputing Party, or if three such quotations are not available from principal market makers for such date, using two such quotations, or if only one such quotation is obtained using such quotation, or if no quotations are available using the mean of such bid prices as of the day, next preceding such date, on which one or more of such quotations were available, plus (II) the accrued interest on such Non-Cash Credit Support (except to the extent Transferred to a party pursuant to this Agreement or included in the applicable price referred to in subparagraph (A) of this Clause) as of such date.

(iii) Alternative. The provisions of Paragraph 5 will apply.

(g) Holding and Using Posted Collateral.

(i) Eligibility to Hold Posted Collateral; Custodians.
Party B or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(A)	In the event that Party B holds Posted Collateral, Party B is not a Defaulting Party or an Affected Party under an Additional Termination Event.

(B)	Posted Collateral may be held only in the following jurisdiction: New York and Minnesota.

(C)
In the event that the Custodian holds Posted Collateral, the long-term unsubordinated unsecured debt of the Custodian is rated at least “A+” and “A-1” by Standard & Poors, a division of The McGraw-Hill Companies, Inc. (or any successor thereto) and at least “A1” by Moody’s Investors Service, Inc. (or any successor thereto).

Initially, the Custodian for Party B is Wells Fargo Bank, N.A.

(ii) Use of Posted Collateral. The provisions of Paragraph 6(c)(i) shall not apply.

(h) Distributions and Interest Amount.

(i) Interest Rate. The “Interest Rate” will be the weighted average rate of interest earned by the Secured Party in respect of Posted Collateral in the form of Cash. Posted Collateral shall be held in an Eligible Account.

(ii) Transfer of Interest Amount. The transfer of the Interest Amount will be made on the second Local Business Day of each calendar month in respect of the Interest Amount for the preceding calendar month, provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii) Alternative to Interest Amount. Not applicable.

(i) Additional Representation(s). Not applicable.

(j) Other Eligible Support and Other Posted Support.

(i) “Value” with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(ii) “Transfer” with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(k) Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

Party A:

Global Collateral Support Unit
The Royal Bank of Scotland plc, Financial Markets
280 Bishopsgate
London EC2M 4RB
Facsimile: 44.207 085 4793
Telephone: 44.207 085 5209

With a copy to:

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich CT 06830
Attn:  Derivatives Settlements
Telephone: 203-618-2781 (Rob Bache)
203-618-2440 (Operations main number)
Facsimile: 203-618-2579

Party B:

Wells Fargo Bank, N.A. (the “Yield Maintenance Administrator”)
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Service Manager - HarborView 2007-3
Tel: (410) 884-2000
Fax: (410) 715-2380

(l) Address for Transfers. All transfers hereunder will be made to the account or accounts most recently notified by each party to the other.

(m) Other Provisions.

(i) Single Transferor and Single Transferee. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(ii) Events of Default. Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) Second Rating Trigger Event with respect to S&P has occurred and been continuing or (B) a Second Rating Trigger Event with respect to Moody’s has occurred and been continuing for 30 or more Local Business Days and such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(iii) Form of Annex. Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(iv) Expenses. Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(v) Withholding. Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(vi) “Local Business Day” means, for purposes of the Credit Support Annex, any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

(vii) Calculation of Value. Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, Moody’s Second Trigger Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “an S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value” and (B) deleting the words “the Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value and Moody’s Second Trigger Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed S&P Value, Moody’s First Trigger Value, or Moody’s Second Trigger Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the S&P Value, Moody’s First Trigger Value, and Moody’s Second Trigger Value”.

(viii) “Moody’s First Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s First Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

(ix) “Moody’s Second Trigger Value” means, on any date and with respect to any Eligible Collateral other than Cash, the bid price obtained by the Valuation Agent multiplied by the Moody’s Second Trigger Valuation Percentage for such Eligible Collateral set forth in Paragraph 13(b)(ii).

(x) “S&P Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (A) the bid price obtained by the Valuation Agent for such Eligible Collateral and (B) the S&P Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

(xi) Collateral Account. Party B shall open and maintain a segregated account, which shall be an Eligible Account, and hold, record and identify all Posted Collateral in such segregated account

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

THE ROYAL BANK OF SCOTLAND PLC By: Greenwich Capital Markets, Inc., its agent By_/s/ David E. Wagner_____________________ Name: David E. Wagner Title: Managing Director

Wells Fargo Bank, National Association, solely in its capacity as Yield Maintenance Administrator on behalf of the Yield Maintenance Trust with respect to HarborView Mortgage Loan Trust 2007-3

By_/s/ Graham M. Oglesby___________________
Name: Graham M. Oglesby
Title: Vice President

Financial Markets 280 Bishopsgate London EC2M 4RB
Memorandum	April 27, 2007

To:
The Yield Maintenance Trust with respect to HarborView Mortgage
Loan Trust 2007-3 (“Party B”)

Wells Fargo Bank, N.A. (the “Yield Maintenance Administrator”)
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Client Service Manager - HarborView 2007-3
Tel: (410) 884-2000
Fax: (410) 715-2380

cc:	Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830 Attn: Melizza Stotler Tel: (203) 618-2576 Fax: (203) 618-2580

From:	The Royal Bank of Scotland plc (“Party A”)

Re:

Our Reference Number:	IRG16269413.2A/2B

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between the yield maintenance trust (the “Yield Maintenance Trust”) with respect to HarborView Mortgage Loan Trust 2007-3, a New York common law trust (the “Trust”), acting through its Yield Maintenance Administrator, Wells Fargo Bank, N.A. (the “Yield Maintenance Administrator”) and The Royal Bank of Scotland plc, acting through its agent, Greenwich Capital Markets, Inc. (each a “party” and together “the parties”) on the Trade Date specified below (the “Transaction”) pursuant to the pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of April 1, 2007, among Greenwich Capital Acceptance, Inc., as depositor, Greenwich Capital Financial Products, Inc., as seller, Clayton Fixed Income Services, as credit risk manager, and Wells Fargo Bank, N.A., as trustee. This letter agreement constitutes a “Confirmation”, as referred to in the Master Agreement.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a “Swap Transaction” shall be deemed to be references to this Transaction.

1
This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement and Schedule dated as of April 27, 2007 (as the same may be amended or supplemented from time to time, the “Agreement”), between Party A and Party B. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:
With respect to any Calculation Period, the lesser of (i) the amount set forth for such period on Schedule I attached hereto and (ii) (a) the aggregate class principal balance of the Senior Certificates and the Subordinate Certificates (together, the “Certificates”) on the day immediately preceding the related Distribution Date which occurs in the calendar month of the Floating Rate Payer Payment Date for such Calculation Period (determined for this purpose without regard to any adjustment of the Floating Rate Payer Payment Date or Distribution Date relating to business days) (the “Relevant Balance”) divided by (b) 250.

The Yield Maintenance Administrator shall make available each month on its website a statement containing the Relevant Balance at least five (5) Business Days prior to the related Floating Rate Payer Payment Date, and Party A shall be entitled to rely conclusively upon such statement. The Yield Maintenance Administrator’s internet website is located at www.ctslink.com and assistance in using the website can be obtained by calling (301) 815-6600.

Any payment by Party A to Party B in excess of the amount due under this Transaction on any Floating Rate Payer Payment Date (as a result of the Notional Amount for the related Calculation Period being other than the amount set forth in Schedule I hereto for such Calculation Period) shall be returned by Party B to Party A as soon as Party B becomes aware of such overpayment. Other than the return of such overpayment, neither Party B nor Party A shall incur any penalty or liability hereunder with respect to such overpayment.

Trade Date:	April 25, 2007

Effective Date:	August 19, 2009

Termination Date:	April 19, 2017, subject to adjustment in accordance with the Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Party B

Fixed Rate Payer Payment Date:	April 27, 2007

Fixed Amount:	USD 2,048,000, to be paid by Greenwich Capital Financial Products, Inc. on behalf of Party B.

Floating Amounts:

Floating Rate Payer:	Party A

Cap Rate:	For each Floating Payer Period End Date the percentage set forth in Schedule I as the Cap Rate for such Floating Rate Payer Period End Date.

Cap Ceiling:	For each Floating Payer Period End Date the percentage set forth in Schedule I as the Cap Ceiling for such Floating Rate Payer Period End Date.

Floating Rate Payer Period End Dates:	The 19th day of each month of each year commencing September 19, 2009, through and including the Termination Date, subject to adjustment in accordance with the Following Business Day Convention.

Floating Rate Payer Payment Dates:	Early Payment shall be applicable. The Floating Rate Payer Payment Dates shall be one (1) Business Day prior to each Floating Rate Payer Period End Date.

Floating Amount	To be determined in accordance with the following formula: The greater of (i) Scale Factor* (Floating Rate Option - Cap Rate) *Notional Amount*Floating Rate Day Count Fraction and (ii) zero.

Floating Rate Option:
USD-LIBOR-BBA, provided, however, that if the Floating Rate Option for any Calculation Period is greater than the Cap Ceiling for such Calculation Period, then the Floating Rate Option for such Calculation Period shall be deemed to be the Cap Ceiling for such Calculation Period.

Designated Maturity:	One month

Spread:	N/A

Floating Rate Day Count Fraction:	Actual/360

Scale Factor	250

Reset Dates:	First day of each Calculation Period

Business Days for payment:	New York

Calculation Agent:	Party A

3	Account Details:

Account for payments to Party A:	For the account of: The Royal Bank of Scotland Financial Markets Fixed Income and Interest Rate Derivative Operations London SWIFT RBOSGB2RTCM

with JPMorgan Chase Bank New York CHASUS33 ABA # 021000021 Account Number 400930153

Account for payments to Party B:	Wells Fargo Bank, NA San Francisco, CA ABA# 121-000-248 Acct# 3970771416 Acct Name: SAS Clearing FFC: 53141301 Harborview 2007-3 Yield Maintenance Account

4	Offices:

The Office of Party A for this Transaction is:	London

The Office of Party B for this Transaction is:	Columbia, Maryland

5	Agency Role of Greenwich Capital Markets, Inc. This Transaction has been entered into by Greenwich Capital Markets, Inc., as agent for The Royal Bank of Scotland plc. Greenwich Capital Markets, Inc. has not guaranteed and is not otherwise responsible for the obligations of Party A under this Transaction.

Please promptly confirm that the foregoing correctly sets forth the terms of the Transaction entered into between us by executing this Confirmation and returning it to us by facsimile to:

RBS Financial Markets
Level 4
135 Bishopsgate
London, EC2M 3UR
Attention: Swaps Administration
Fax: 020 7085 5050 Phone: 020 7085 5000

THE ROYAL BANK OF SCOTLAND PLC

By: Greenwich Capital Markets, Inc., its agent

By  /s/ Deborah Pfeifer
      Name: Deborah Pfeifer
      Title: Vice President

Accepted and confirmed as of the Trade Date written above:

HARBORVIEW MORTGAGE LOAN TRUST 2007-3

By: Wells Fargo Bank, N.A., solely in its capacity as
Yield Maintenance Administrator on behalf of the Yield
Maintenance Trust with respect to
HARBORVIEW MORTGAGE LOAN TRUST 2007-3

By  /s/ Graham M. Oglesby
      Name: Graham M. Oglesby
      Title: Vice President

SCHEDULE I

All dates subject to adjustment in accordance with the Following Business Day Convention.
From and including:	To but excluding:	Notional Amount (USD):	Cap Rate:	Cap Ceiling:
8/19/2009	9/19/2009	1,509,556.097760	8.393490	8.940000
9/19/2009	10/19/2009	1,458,255.348720	8.273910	8.940000
10/19/2009	11/19/2009	1,408,694.444280	8.149460	8.940000
11/19/2009	12/19/2009	1,360,814.461840	8.019980	8.940000
12/19/2009	1/19/2010	1,314,558.472320	7.886310	8.940000
1/19/2010	2/19/2010	1,269,871.472840	7.746280	8.940000
2/19/2010	3/19/2010	1,226,700.321560	7.601690	8.940000
3/19/2010	4/19/2010	1,184,993.674640	7.452860	8.940000
4/19/2010	5/19/2010	1,144,701.916040	7.134240	8.940000
5/19/2010	6/19/2010	1,105,777.118760	7.170210	8.940000
6/19/2010	7/19/2010	1,068,172.977640	7.200740	8.940000
7/19/2010	8/19/2010	1,031,844.754280	7.224760	8.940000
8/19/2010	9/19/2010	996,749.224360	7.385110	8.940000
9/19/2010	10/19/2010	962,844.626120	7.412360	8.940000
10/19/2010	11/19/2010	930,090.611240	7.434590	8.940000
11/19/2010	12/19/2010	898,448.196680	7.450770	8.940000
12/19/2010	1/19/2011	867,879.718800	7.460850	8.940000
1/19/2011	2/19/2011	838,348.788720	7.464780	8.940000
2/19/2011	3/19/2011	809,820.248920	7.463500	8.940000
3/19/2011	4/19/2011	782,260.132080	7.455970	8.940000
4/19/2011	5/19/2011	755,635.620280	7.448120	8.940000
5/19/2011	6/19/2011	729,915.006680	7.439950	8.940000
6/19/2011	7/19/2011	705,067.657480	7.431440	8.940000
7/19/2011	8/19/2011	681,063.975880	7.422570	8.940000
8/19/2011	9/19/2011	657,875.367000	7.413330	8.940000
9/19/2011	10/19/2011	512,261.157160	3.522140	5.34272
10/19/2011	11/19/2011	490,125.624920	3.528030	5.36983
11/19/2011	12/19/2011	467,554.995560	3.533230	5.40035
12/19/2011	1/19/2012	444,175.819960	3.537680	5.43561
1/19/2012	2/19/2012	419,007.412240	3.541330	5.47886
2/19/2012	3/19/2012	392,598.648520	3.544120	5.52923

3/19/2012	4/19/2012	367,638.216280	3.546000	5.57902
4/19/2012	5/19/2012	345,450.899360	3.547240	5.62405
5/19/2012	6/19/2012	326,265.476000	3.549030	5.66404
6/19/2012	7/19/2012	309,367.202720	3.551760	5.70099
7/19/2012	8/19/2012	293,874.239320	3.555490	5.73745
8/19/2012	9/19/2012	279,344.722320	3.560280	5.77476
9/19/2012	10/19/2012	265,548.412640	3.566210	5.77987
10/19/2012	11/19/2012	252,432.850120	3.573350	5.81465
11/19/2012	12/19/2012	239,963.847920	3.581760	5.84726
12/19/2012	1/19/2013	228,109.624560	3.591510	5.88144
1/19/2013	2/19/2013	216,838.759000	3.602670	5.91728
2/19/2013	3/19/2013	206,121.963920	3.615310	5.95488
3/19/2013	4/19/2013	195,933.745840	3.629500	5.99434
4/19/2013	5/19/2013	186,248.139240	3.644870	5.29487
5/19/2013	6/19/2013	177,041.052440	3.659680	5.30968
6/19/2013	7/19/2013	168,288.869040	3.673430	5.32343
7/19/2013	8/19/2013	159,969.133240	3.686050	5.33605
8/19/2013	9/19/2013	152,060.492920	3.697450	5.34745
9/19/2013	10/19/2013	144,542.633840	3.707560	5.35756
10/19/2013	11/19/2013	137,396.189680	3.716310	5.36631
11/19/2013	12/19/2013	130,602.244000	3.723620	5.42362
12/19/2013	1/19/2014	124,143.485840	3.729410	5.42941
1/19/2014	2/19/2014	118,002.491640	3.733610	5.43361
2/19/2014	3/19/2014	112,163.217560	3.736140	5.43614
3/19/2014	4/19/2014	106,612.143520	3.736940	5.43694
4/19/2014	5/19/2014	101,335.152920	3.736390	5.43639
5/19/2014	6/19/2014	96,319.200680	3.736390	5.43639
6/19/2014	7/19/2014	91,551.381440	3.737480	5.23748
7/19/2014	8/19/2014	87,019.428440	3.739700	5.23970
8/19/2014	9/19/2014	82,711.679360	3.743110	5.24311
9/19/2014	10/19/2014	78,617.038920	3.497790	5.24779
10/19/2014	11/19/2014	74,724.926640	3.503780	5.25378
11/19/2014	12/19/2014	71,024.987920	3.511150	5.26115

12/19/2014	1/19/2015	67,507.773840	3.519950	5.26995
1/19/2015	2/19/2015	64,163.733840	3.530250	5.28025
2/19/2015	3/19/2015	60,984.106120	3.542110	5.29211
3/19/2015	4/19/2015	57,961.614600	3.555580	5.30558
4/19/2015	5/19/2015	55,088.525440	3.570240	5.32024
5/19/2015	6/19/2015	52,357.736560	3.584160	5.33416
6/19/2015	7/19/2015	49,762.203760	3.596800	5.34680
7/19/2015	8/19/2015	47,295.230480	3.608090	5.35809
8/19/2015	9/19/2015	44,950.450680	3.617980	5.36798
9/19/2015	10/19/2015	42,721.808320	3.626410	5.37641
10/19/2015	11/19/2015	40,603.528680	3.633310	5.38331
11/19/2015	12/19/2015	38,589.959280	3.638620	5.38862
12/19/2015	1/19/2016	36,675.949760	3.642280	5.39228
1/19/2016	2/19/2016	34,856.297080	3.644240	5.39424
2/19/2016	3/19/2016	33,126.226560	3.644430	5.39443
3/19/2016	4/19/2016	31,481.745240	3.642780	5.39278
4/19/2016	5/19/2016	29,918.648360	3.639740	5.38974
5/19/2016	6/19/2016	28,433.054920	3.637230	5.38723
6/19/2016	7/19/2016	27,021.123440	3.635790	5.38579
7/19/2016	8/19/2016	25,679.198920	3.635470	5.38547
8/19/2016	9/19/2016	24,403.813680	3.636300	5.38630
9/19/2016	10/19/2016	23,191.668200	3.638340	5.38834
10/19/2016	11/19/2016	22,039.615800	3.641640	5.39164
11/19/2016	12/19/2016	20,944.586320	3.646230	5.39623
12/19/2016	1/19/2017	19,903.516680	3.652180	5.40218
1/19/2017	2/19/2017	18,913.712400	3.659520	5.40952
2/19/2017	3/19/2017	17,972.771480	3.668310	5.41831
3/19/2017	4/19/2017	17,078.427240	3.678580	5.42858